Exhibit 10.18

FIRST AMENDMENT TO AMENDED AND RESTATED PRODUCT FULFILLMENT AND

DISTRIBUTION AGREEMENT

THIS FIRST AMENDMENT to the POLOMAR HEALTH SERVICES, INC. AMENDED AND RESTATED PRODUCT FULFILLMENT AND DISTRIBUTION AGREEMENT (the “First Amendment”) dated as of September 15, 2025, is entered into by and between ForHumanity Health, Inc., a Delaware Corporation, with a mailing address of 1041 Market Street #446, San Diego, CA 92101-7233 (“FHH”), Island 40 Group (“IG4”), a Tennessee limited liability company and Polomar Health Services, Inc., a publicly traded Nevada corporation, having a principal business address at 32866 US Hwy. 19 N., Palm Harbor, FL 34684 (“PMHS”).

WHEREAS, FHH, IG4 and PMHS entered into a certain Product Fulfillment and Distribution Agreement (the “Agreement”) effective as of March 12, 2025; and

WHEREAS, FHH, IG4 and PMHS entered into a First Amendment to the Agreement (the “First Amendment”) effective as of March 17, 2025; and

WHEREAS, all of the parties hereto have entered into and executed the Amended and Restated Product Fulfillment and Distribution Agreement (“Amended Agreement”) effective as of August 19, 2025

WHEREAS, FHH, IG4 and PMHS desire to amend the Amended Agreement to reflect certain changed conditions and the new understanding between the parties as set forth below.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Paragraph 10(d) of the Amended Agreement shall be amended to read in its entirety:

“FHH shall make an additional advance payment hereunder in the amount of $50,000 on or before September 30, 2025.”

Miscellaneous.

(a) This First Amendment, when executed by the parties, shall be effective as of the date first stated above. All prior understandings and agreements between FHH and PMHS are merged into, or superseded by, this First Amendment to the Amended Agreement and are incorporated in their entirety in the Amended Agreement. This First Amendment fully and completely expresses the understanding and agreement of the parties and shall not be modified or amended except by further written agreement and consent duly executed by each of the parties hereto. FHH and PMHS understand and agree that no representations of any kind whatsoever have been made to FHH and PMHS other than as appear in this First Amendment and the Amended Agreement, that FHH nor PMHS have not relied on any such representations and that no claim that it has so relied on may be made at any time and for any purpose.

(b) This First Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

(c) Except as amended and/or modified by this First Amendment, the Agreement is hereby ratified and confirmed and all other terms of the Amended Agreement shall remain in full force and effect, unaltered and unchanged by this First Amendment. Whether or not specifically amended by this First Amendment, all of the terms and provisions of the Amended Agreement are hereby amended to the extent necessary to give effect to the purpose and intent of this First Amendment.

IN WITNESS WHEREOF, the parties have executed this Second Amendment, effective as of the date first indicated above.

FORHUMANITY HEALTH, INC.

By:	/s/ Yoshua Davis
Name:	Yoshua Davis
Title:	Founder/President

ISLAND 40 GROUP, LLC

By:	/s/ Casey Barksdale
Name:	Casey Barksdale
Title:	President

POLOMAR HEALTH SERVICES, INC.

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
Title:	President